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                                                                   EXHIBIT 10.16


        [LETTERHEAD OF GLOBAL ACCESS TELECOMMUNICATIONS SERVICES, INC.]

                         Satellite Services Agreement

This is an agreement between Global Access Telecommunications Services, Inc. ("Global") and Four Media Company and its subsidiaries (collectively known as "4MC"), dated as of April 12, 1996, in connection with satellite services provided to 4MC. The terms of this Agreement are as follows:

1.   TRANSPONDER USE. Global shall provide to 4MC the use of one C-band
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     transponder on the Galaxy IV satellite (the "Transponder"). The
     Transponder is transponder 5 ("G4/5"). This Agreement constitutes an agreement for "Fixed Term Service" as that term is used in the Standard Terms and Conditions, incorporated pursuant to Paragraph 8 below. The Transponder has been designated by Hughes Communications Galaxy, Inc. as a "Primary" transponder as defined in the lease agreement between Hughes and The Associated Press ("AP"). Pursuant to this Agreement, that designation is confirmed, and 4MC shall have all rights as a result of that designation assigned by AP to Global.

2.   TERM. This Agreement shall commence September 1, 1996, and shall continue
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     through August 31, 1999. This Agreement shall automatically renew for consecutive one-year terms beginning September 1, 1999, but not in any case for a term extending beyond the end-of-life of G4/5, unless 4MC provides at least one year's prior written notice to Global of 4MC's intent to terminate and the date of the proposed termination (which may not be prior to August 31, 1999).

3.   USAGE SCHEDULE. Global shall provide the Transponder 24 hours per day,
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     seven days per week during the term of this Agreement.

4.   SERVICE RATES. The service rates for the Transponder shall be $150,000 per
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     month.

5.   PAYMENT. Payment of the service rates called for by Section 4 shall be as
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     follows:

     a. $150,000 payable on the last business day of the month for the following month's service on the Transponder; the first being due, therefore, on August 31, 1996, for the month of September 1996.

     b. If 4MC fails to make any of these payments by the date specified above, Global shall give 4MC written notice of such failure and 4MC shall have 10 business days from receipt of such notice to complete payment. If 4MC fails to make the required payment within those 10 business days, 4MC will be deemed in breach of this Agreement and Global shall have the rights provided for in the Standard Terms and Conditions.

     c. To the extent the foregoing provisions conflict with the provisions of
     Section 4 of the Standard Terms and Conditions, the items set forth above shall control.



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6.   DEPOSITS.  4MC shall pay to Global a deposit of $150,000 by August 1, 1996,
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     which shall be applied to the last month's service on the Transponder or to any other payment due under this Agreement. No interest shall be paid on this deposit.

7.   TERMINATION.  4MC may terminate this Agreement by written notice to Global
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     on or before May 1, 1996 if 4MC has not entered into an agreement prior to that date with Warner Brothers Television, the Time Warner Entertainment Company, the WB Network, or an affiliate of the Time Warner Company (collectively referred to as "WB") for the provision of a full-time transponder to WB beginning on or after May 1, 1996. 4MC may also terminate this Agreement by written notice to Global on or after August 31, 2001, upon occurrence of the following:

     a. at least two year's prior notice to Global of 4MC's intent to terminate and the date of the proposed termination (which may not be prior to August 31, 2001); and

     b. upon payment of all amounts owed to Global for service prior to the termination date.

8.   THIRD PARTY AGREEMENTS.  This Agreement is subject to Global's contracts
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     with third parties through which it has obtained any portion of the rights made available to 4MC under this Agreement. 4MC shall have no greater rights or remedies against or with respect to Global under this Agreement than Global has against such third parties under those contracts. This Agreement is subject to the consent of AP which Global is in the process of obtaining.

9.   STANDARD TERMS AND CONDITIONS.  Global's Standard Terms and Conditions are
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     attached and considered an integral part of this Agreement.  In the event of conflict or difference between the terms of Global's Standard Terms and Conditions, and/or the terms of this Agreement, the provision that is most favorable to Global shall prevail.

10.  NOTICE.  Pursuant to Section 19(c) of the Standard Terms and Conditions,
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     the address for notices of the parties to this Agreement shall be as follows:

          GLOBAL ACCESS TELECOMMUNICATIONS SERVICES, INC.
          77 North Washington Street
          Boston, MA 02114
          FAX: 617-720-0803
            Attention: Vice President, Sales

          FOUR MEDIA COMPANY
          2813 West Alameda Avenue
          Burbank, CA 91505
          FAX: 818-840-7286
            Attention:   John Donlon
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AGREED:                               AGREED:

FOUR MEDIA COMPANY                    GLOBAL ACCESS TELECOMMUNICATIONS
                                             SERVICES, INC.

By: /s/ John Sabin                    By: /s/ Jack Morse
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Title: Executive Vice President       Title: Pres + CEO
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Date: 4/12/96                         Date:  4/12/96
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